UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 21, 2009, Ikanos Communications, Inc. (“Ikanos” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Conexant Systems, Inc., a Delaware corporation (“Conexant”), pursuant to which Ikanos has agreed to acquire Conexant’s Broadband Access product line (the “BBA Business”), including among other assets, product-related intellectual property, patents, specified fixed assets and inventory, for a total purchase price of $54 million in cash, subject to an inventory adjustment, and the assumption of approximately $2 million in employee related liabilities. Pursuant to the Asset Purchase Agreement and related agreements, Conexant generally retains (and is obligated to indemnify Ikanos for) liabilities arising from operating the BBA Business prior to the closing other than certain specified liabilities, and Ikanos generally assumes liability (and has agreed to indemnify Conexant) for specifically identified liabilities relating to post-closing time periods.

The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring Conexant not to compete with Ikanos in certain business areas related to the BBA Business for three years following the closing of the transaction (the “Closing”) and requiring each party not to hire or solicit certain employees of the other party for two years following the Closing. Subject to certain limitations, each party has also agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. $6,750,000, representing 12.5% of the purchase price, will be deposited into escrow at the Closing and will be available for a period of twelve months to satisfy any amounts owed by Conexant to Ikanos pursuant to the indemnification provisions of the Asset Purchase Agreement.

Consummation of the transaction is subject to the satisfaction of specified closing conditions, including, among other matters: Ikanos’ stockholder approval of, and subsequent closing of, the transactions contemplated by the Securities Purchase Agreement (defined below) and associated agreements, and the receipt of funds by Ikanos from the Investors, as described below; execution and delivery of specified ancillary agreements, accuracy of the representations and warranties and compliance with the covenants, the absence of any material adverse effects on the product line being acquired, receipt of any legally required regulatory approvals, certain third-party consents, the preparation and delivery to Ikanos of certain audited financial statements related to the Broadband Access business.

The Asset Purchase Agreement contains certain termination rights of Ikanos and Conexant and provides that, upon the termination of the Asset Purchase Agreement under specified circumstances, Ikanos or Conexant will be required to reimburse the other party’s expenses in the agreed upon amount of either $1,250,000 or $1,500,000, depending on the circumstances of the termination.

The foregoing is a summary of the terms of the Asset Purchase Agreement and does not purport to summarize or include all terms of the Asset Purchase Agreement or to identify or summarize all of the other agreements related to the transaction. The Asset Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Securities Purchase Agreement

On April 21, 2009, Ikanos entered into a Securities Purchase Agreement (the “Securities Purchase Agreement,” or “SPA”) with Tallwood Venture Capital and its affiliated funds (the “Investors”) pursuant to which Ikanos has agreed to sell and the Investors agreed to purchase 24,000,000 shares of common stock, par value $0.001 (the “Common Stock”), and 1 share of Series A Preferred Stock, par value $0.001 (the “Series A Preferred”), to Tallwood Venture Capital for $42,000,000. Ikanos also agreed to issue warrants to the Investors to purchase an aggregate of 7,800,000 shares of common stock of Ikanos at the exercise price of $1.75 (the “Warrants”), which expire five (5) years after the date they are issued. The Common Stock and the Series A Preferred to be sold under the SPA, the Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been, and at the time of issuance will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered for re-sale or re-sold in the United States absent registration or an applicable exemption from registration requirements. Ikanos intends to issue the Common Stock, Series A Preferred and the Warrants to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

The Securities Purchase Agreement includes customary representations, warranties and covenants. The closing of the SPA is subject to customary closing conditions, including, among others, the approval of Ikanos stockholders and the satisfaction of all of the conditions to closing of the Asset Purchase Agreement described above. The SPA contains certain termination rights of Ikanos and the Investors and provides that, upon the termination of the SPA under specified circumstances, Ikanos will be required to pay the Investors a termination fee of $2,000,000 and/or reimburse the Investors for certain expenses up to $1,750,000.

Pursuant to the SPA, prior to the issuance of the Common Stock and Warrants, Ikanos intends to file an amendment to its Certificate of Incorporation to increase the number of shares of authorized capital stock to 100,000,000, of which 99,000,000 shall be Common Stock and 1,000,000 shall be undesignated preferred stock. The rights and preferences of the Series A Preferred will be set forth in a Certificate of Designation to be filed upon the closing the transactions contemplated by the SPA. Pursuant to the Certificate of Designation, following the closing, as holders of the Series A Preferred, the Investors will be entitled to elect 3 out of 7 directors on the Ikanos Board of Directors (the “Series A Directors”) as long as the Investors own at least 35% of the Common Stock outstanding (including the Common Stock issuable upon exercise of the Warrants). If the Investors own less than 35% of the Common Stock, the Investors, as holders of the Series A Preferred, will be entitled to proportional representation on the Ikanos Board of Directors, rounded to the nearest whole number. The Common Stock holders of Ikanos will be entitled to elect the remaining directors on the Ikanos Board of Directors.

In addition, in connection with the SPA, all of the directors, the chief executive officer, chief financial officer and general counsel of Ikanos have agreed to vote their shares in favor of the transactions contemplated by the SPA, pursuant to Voting Agreements dated April 21, 2009, entered into with the Investors.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to summarize or include all terms of the Securities Purchase Agreement or to identify or summarize all of the other agreements related to the transaction. The Securities Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Stockholder Agreement

Pursuant to the SPA, Ikanos has also entered into a Stockholder Agreement with the Investors pursuant to which, following the closing of the transactions contemplated by the SPA: (i) the Investors have agreed to vote any shares of Common Stock representing voting power in excess of the 35% of the Common Stock outstanding, proportionately as all other Ikanos stockholders vote; (ii) the Investors have agreed to vote all shares of Common Stock they hold proportionately with respect to the election of the directors other than the Series A Directors; (iii) for a period of two years, the Investors have agreed to certain standstill restrictions, including, without limitation, restrictions on the acquisition of additional Ikanos securities and effecting a change of control of Ikanos or a change in the Ikanos Board of Directors; (iv) the Investors have agreed to certain restrictions on the transfer of the Common Stock and Series A Preferred issuable under the Securities Purchase Agreement; (v) Ikanos has agreed to give the Investors certain preemptive rights to purchase securities that Ikanos issues, subject to customary exceptions; and (vi) Ikanos has agreed to register the Common Stock held by the Investors and the Common Stock issuable upon exercise of the Warrants on a shelf registration statement and has granted the Investors certain customary “piggy-back” registration rights related to future registration statements.

The foregoing is a summary of the terms of the Stockholder Agreement and does not purport to summarize or include all terms of the Stockholder Agreement or to identify or summarize all of the other agreements related to the transaction. The Stockholder Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The description of the Securities Purchase Agreement under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between Ikanos Communications, Inc. and Conexant Systems, Inc., dated April 21, 2009

10.2	Securities Purchase Agreement by and among Ikanos Communications, Inc., Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P., and Tallwood III Annex, L.P., dated April 21, 2009

10.3	Stockholder Agreement by and among Ikanos Communications, Inc., Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P., and Tallwood III Annex, L.P., dated April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel Vice President and General Counsel

Date: April 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between Ikanos Communications, Inc. and Conexant Systems, Inc., dated April 21, 2009

10.2	Securities Purchase Agreement by and among Ikanos Communications, Inc., Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P., and Tallwood III Annex, L.P., dated April 21, 2009

10.3	Stockholder Agreement by and among Ikanos Communications, Inc., Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P., and Tallwood III Annex, L.P., dated April 21, 2009